UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2025, SurgePays, Inc., a Nevada corporation (the “Company”) and certain subsidiaries of the Company as guarantors (the “Guarantors”, and collectively with the Company, the “Note Parties”), entered into a Senior Secured Note Purchase Agreement (the “NPA”) with Funicular Funds, LP (the “Investor”), pursuant to which the Company issued a Senior Secured Convertible Note in the original principal amount of $6,999,999 (the “Note”). The Note accrues interest at a rate of 1.25% per month (15% per annum). Interest is payable monthly, either in cash or in-kind (“PIK Interest”) at the Company’s election. The Note includes an embedded conversion option, which permits the Investor to convert the outstanding principal and accrued interest into shares of the Company’s common stock (the “Conversion Shares”) at an initial conversion price of $4.00 per share. The conversion price is subject to down-round adjustment if the Company issues common stock (or equivalents) at a price below the then-current conversion price. The transaction resulted in net cash proceeds of $5,925,000 to the Company (including the legal expense of Investor counsel), and included the Investor’s surrender of 333,333 shares of the Company’s common stock to pay for a portion of the purchase price of the Note at $3.00 per share.

Beginning January 31, 2026, the Company is required to make monthly principal payments of $500,000, with the remaining balance due on the Note’s maturity date of May 12, 2027, unless earlier repaid, redeemed, or converted. The Investor’s right of conversion is subject to a conversion limit in each calendar month equal to the greater of 125,000 shares or 10% of the average daily trading volume of the Company’s common stock on Nasdaq for the five trading days immediately preceding such date of conversion. The Company shall also not effect the conversion of any portion of the Note to the extent that after giving effect to such conversion, the Investor together would beneficially own immediately after giving effect to such conversion in excess of 4.99% (or at the option of the Investor, 19.99%) of the shares of common stock of the Company that will be outstanding upon the date thereof. The Company also has the right to redeem all, or any part, of the Note in cash at an amount set forth pursuant to the terms of the Note.

The Note contains customary terms, conditions, and agreements by the Company. Upon a notice of an event of default (as set forth in the Note), the Investor may require the Company to immediately redeem in cash (regardless of whether such Event of Default has been cured) all or any portion of the Note and all other outstanding and unpaid amounts due under the other offering documents by delivering a written notice to the Company, and indicate the portion of this Note and all other outstanding and unpaid amounts that the Investor is electing to redeem, and which amounts shall be redeemed in cash by the Company at a price equal to the sum of (i) an amount equal to (a) all outstanding and unpaid principal to be redeemed, multiplied by (b) the Redemption Premium (as defined in the Note) plus (ii) an amount equal to all other outstanding amounts. In the case of an event of default related to bankruptcy, immediately and without notice, all outstanding and unpaid outstanding amounts due under the Note and under the other offering documents plus the Bankruptcy Event of Default Redemption Premium (as defined in the Note), shall automatically become immediately due and payable in cash. Additionally, in the case of an event of default related to a liquidation event, immediately and without notice, the Company shall pay to the Investor an amount in cash equal to the greater of: (i) the sum of (x)(I) all outstanding and unpaid principal, multiplied by (II) the Redemption Premium (as defined in the Note), plus (y) an amount equal to all other outstanding amounts, and (ii) the amount of liquidation preference payable to the Holder if it has elected to convert this Note immediately prior to such liquidation event of default, in each case which shall automatically become immediately due and payable in cash.

In the event of any fundamental transaction (as defined in the Note), the Investor shall have the option, upon request, to demand payment in an amount of cash equal to the sum of (a)(i) all outstanding and unpaid principal, multiplied by (ii) the Redemption Premium (as defined in the Note), plus (b) any other outstanding amounts, which payment shall be in full satisfaction of the obligations of the Company under the Note.

The NPA contains customary terms, conditions, and agreements by the Note Parties, indemnification obligations of the Note Parties, and termination provisions. The NPA also contains customary covenants, including but not limited to subordination of the certain outstanding note issued by the Company to SMDMM on March 12, 2024 in the principal amount of $4,758,088.74, restrictions on issuances of other debt, notes, or convertible securities involving variable rate transactions (as defined in the NPA), declarations or payments of dividends, ability for the Company to enact a stock split, restrictions on assumptions of liens or transfer of assets, as well as required post-closing conditions of the Note Parties.

In connection with the Note, the Company, Guarantors, and the Investor entered into a Security and Pledge Agreement (the “Security Agreement”) pursuant to which the Note is secured by a first-priority lien on substantially all of the Company’s and the Guarantors’ assets. The Security Agreement sets forth the requirements of the Company and Guarantors in pledging all of their requisite assets as collateral (as set forth in the Security Agreement), including any assets to be acquired while the Note remains outstanding, and the ability for the Investor as collateral agent to exercise its rights as are granted in such cases in an event of default or as otherwise prescribed therein. The Security Agreement contains other customary terms, conditions, and covenants. The obligations in the Security Agreement, as well as the Company’s obligations pursuant to the NPA, Note, and other transaction documents are fully guaranteed by the subsidiaries of the Company as Guarantors pursuant to the Guaranty (the “Guaranty”).

In connection with the issuance of the Note, the Company also issued warrants (the “Warrants’) to the Investor to purchase 700,000 shares of the Company’s common stock at an exercise price of $6.00 per share. The Warrants are immediately exercisable and expire five years from the date of issuance, or May 12, 2030. The Warrants contain standard features including cashless exercise rights at times when there is no effective registration statement for resale of the warrants and anti-dilution adjustments. The Company has agreed pursuant to a registration rights agreement (the “RRA”) to file a registration statement to register the shares underlying the Warrants (the “Warrant Shares”) and the Conversion Shares on Form S-3 (or Form S-1, if the Company is not then S-3 eligible) within ninety (90) days following receipt of a written request from the Investor, and to use its reasonable best efforts to cause the registration statement to become effective within one hundred and twenty (120) days after receipt of such notice. The RRA also entitles the Investor to customary piggy-back registration rights.

Copies of the Note, Warrant, NPA, Security Agreement, Guaranty, and RRA are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Note, Warrant, NPA, Security Agreement, Guaranty, and RRA are qualified in their entirety by such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

The Conversion Shares and Warrant Shares described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 8.01 Other Events

On May 13, 2025, the Company issued a press release announcing the entry into the Note offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
4.1	Form of Senior Secured Convertible Note
4.2	Form of Warrant
10.1*	Senior Secured Note Purchase Agreement, dated May 12, 2025, between SurgePays, Inc., the Guarantors, and Funicular Funds, LP
10.2*	Security And Pledge Agreement, dated May 12, 2025, between SurgePays, Inc., the Guarantors, and Funicular Funds, LP
10.3	Form of Guaranty
10.4	Registration Rights Agreement, dated May 12, 2025, between SurgePays, Inc. and Funicular Funds, LP
99.1	Press Release Date May 13, 2025
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

* Confidential treatment has been granted with respect to certain portions of this Exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: May 16, 2025	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer